Exhibit 10.1

[Solazyme, Inc. Letterhead]

October 29, 2015

Archer-Daniels-Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Attn: Kevin Moore

By Federal Express

Re: Termination of Operating Agreement by and between Solazyme, Inc. (“Solazyme”) and Archer-Daniels-Midland Company (“ADM”) entered into as of November 13, 2012 (the “Operating Agreement”)

Dear Sir/Madame:

Solazyme hereby gives notice under Section 17(b)(ii) of the Operating Agreement that it is terminating the Operating Agreement as of the date (the “Termination Date”) that is one hundred twenty (120) days after the date of this notice. Solazyme has determined that the requirements set forth in Section 17(b)(ii) have occurred. As a result of the termination of the Operating Agreement, pursuant to Section 17.3(d) of the Strategic Collaboration Agreement by and between Solazyme and ADM entered into as of November 13, 2012 (the “SCA”), the SCA will terminate concurrently with the termination of the Operating Agreement (i.e., on the Termination Date).

Yours truly,

SOLAZYME, INC.

By:	/s/ Jonathan Wolfson
Jonathan Wolfson
Chief Executive Officer

Copy to:

Archer-Daniels-Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Attn: General Counsel

By Federal Express and by facsimile to (217) 451-6196